EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm

To the Stockholders and Board of Directors of
The Children’s Place, Inc.
Secaucus, New Jersey:

We consent to the incorporation by reference in the following Registration Statements:
a.Registration Statement (Form S3, No. 333-88378) pertaining to the registration of 2,000,000 Common Shares,
b.Registration Statement (Form S-8, No. 333-176569) pertaining to The Children’s Place Retail Stores, Inc. 2011 Equity Incentive Plan,
c.Registration Statement (Form S-8, No. 333-212158) pertaining to The Children’s Place, Inc. Third Amended and Restated 2011 Equity Incentive Plan, and
d.Registration Statement (Form S-8, No. 333-238284) pertaining to The Children’s Place, Inc. Fourth Amended and Restated 2011 Equity Incentive Plan;

of our reports dated March 29, 2021, with respect to the consolidated financial statements of The Children’s Place, Inc. and subsidiaries, and the effectiveness of internal control over financial reporting of The Children’s Place, Inc. and subsidiaries, included in this Annual Report (Form 10-K) for the year ended January 30, 2021.

/S/ Ernst & Young LLP
Iselin, New Jersey
March 29, 2021